Exhibit 99.12

        (Text of graph posted to Ashland Inc.'s website concerning APAC's monthly revenue and twelve month rolling average revenue)

                       APAC Monthly Revenue ($, Millions)

                     2000        2001         2002        2003
                     ----        ----         ----        ----

January               133          88          113          99
February              134         151          161         126
March                 165         145          150         148
April                 237         206          216         195
May                   236         306          289         262
June                  229         234          251         226
July                  269         241          231         236
August                256         324          314         311
September             242         309          246
October               293         313          259
November              174         216          179
December              153         152          121





                   APAC 12 Month Rolling Average ($, Millions)


                     2000        2001         2002        2003
                     ----        ----         ----        ----

January               159         206          226         210
February              163         208          227         207
March                 169         206          227         207
April                 177         203          228         205
May                   182         209          226         203
June                  189         210          228         201
July                  199         207          227         201
August                202         213          226         201
September             209         219          221
October               216         220          216
November              217         224          213
December              210         224          211